EXHIBIT 99.1

FOR IMMEDIATE RELEASE

March 8, 2013

Contact:	Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION ANNOUNCES
EXPIRATION OF CONSENT SOLICITATION AND
RECEIPT OF REQUISITE CONSENT

New York, New York ― March 8, 2013 ― Leucadia National Corporation (NYSE: LUK) announced today that its consent solicitation (the “Solicitation”) seeking an amendment to the indenture governing its 8 1/8% Senior Notes due 2015 (the “Notes”), expired at 5:00 p.m., New York City time, on March 7, 2013 (the “Expiration Time”).  As of the Expiration Time, $415,800,660 aggregate principal amount of the Notes, representing 90.66% of the total outstanding aggregate principal amount of the Notes, validly delivered a consent for the proposed amendment.  The consents received exceed the number needed to approve the proposed amendment.

As part of the Solicitation, Leucadia paid a consent fee of $5.00 per $1,000 principal amount of Notes to all consenting holders of Notes, on terms and conditions described in the consent solicitation documentation.  Leucadia also paid the relevant soliciting dealer a fee of $1.50 per $1,000 principal amount of Notes, provided that such fee was only paid with respect to consents by holders of Notes whose aggregate principal amount of Notes was $1,000,000 or less.

Leucadia National Corporation, with its principal business address at 315 Park Avenue South, New York, New York 10010, is a diversified holding company engaged in a variety of businesses.